UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 14, 2006

(Date of earliest event reported)

HEARTLAND, INC.

(Exact name of registrant as specified in its charter)

Maryland --------------------------------	000-27045 --------------------------------	36-4286069 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Fernbrook Lane, Suite 180

Plymouth, Minnesota 55447

(Address of principal executive offices) (Zip Code)

(763) 557-2900

(Registrant’s telephone no., including area code)

-------------------------------------

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02	Non-Reliance on Previously Issued Financial Statements.

On March 14, 2006, after due consideration of comments received from the Securities and Exchange Commission as a result of the SEC’s review of certain of the Company’s filings, and in consultation with the Company’s Independent Registered Public Accounting Firm, the Company decided to revise its annual report to the Securities and Exchange Commission on Form 10KSB for the year ended December 31, 2004, to change the accounting presentation of the three acquisitions the Company completed in December 2004.

The effect on the Company’s Consolidated Statement of Operations for the year ended December 31, 2004 would be to eliminate the related revenues and expenses of the three acquired companies, disclosing such information in the acquisition footnote to the financial statements as pro-forma information. The net loss and loss per share (basic and fully diluted) for the year ended December 31, 2004 would remain unchanged.

The Consolidated Balance Sheet at December 31, 2004 would be changed to increase the recorded cost of the three acquisitions to reflect additional contingent consideration potentially due under the related acquisition agreements.

The Company will also be amending its quarterly reports on Form 10QSB for 2005 to eliminate the revenues and expenses of the three acquisitions from the comparative 2004 numbers presented.

Additionally, the Company will be amending the three Forms 8KSB previously filed relating to the three acquisitions to include financial statements of the acquired companies for the periods prior to the acquisition, and to reflect, as pro-forma information, the information for 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND, INC.

(Registrant)

Date: March 16, 2006	By: /s/ TRENT SOMMERVILLE

Trent Sommerville

Chief Executive Officer

(Duly Authorized Officer)

Date: March 16, 2006	By: /s/ ROLAND FINK

Roland Fink

Chief Financial Officer

(Principal Financial

and Accounting Officer)

2